EXHIBIT 23.1
DELOITTE TOUCHE TOHMATSU CPA LTD.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Amendment No. 5 to Form S-4 Registration Statement No. 333-134098 of our report dated May 12, 2006, (except for Note 2 and comprehension of the translation of Renminbi amounts into United States dollar amounts which are dated October 18, 2006), relating to the consolidated financial statements of ChinaCast Communication Holdings Limited, appearing in such Registration Statement.
     We also consent to the reference to us under the heading “Experts” in such Registration Statement.
     Deloitte Touche Tohmatsu CPA Ltd.
     Beijing, China
     November 14, 2006